UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025

Leafly Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39119	84-2266022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Cherry Street PMB 88154
Seattle, Washington		98104-2205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 455-9504

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Secretary

On February 11, 2025, the Board of Directors of Leafly Holdings, Inc. (the "Company") appointed Yoko Miyashita, to serve as the Secretary of the Company, effective immediately. Ms. Miyashita also acts as the Company’s Chief Executive Officer.

Termination of Employee Stock Purchase Plan

On February 11, 2025, the Board terminated the Company's Employee Stock Purchase Plan (“ESPP”), and resolved to return to the respective participants all contributions made during the purchase period ending March 15, 2025. No new purchase periods under the ESPP will commence as of the date of termination.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
101.SCH	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leafly Holdings, Inc.

Date:	February 18, 2025	By:	/s/ Yoko Miyashita
Yoko Miyashita Chief Executive Officer